EXHIBIT (10)


            Other Opinions:
                 Consent of Independent Auditors
                 Consent of Independent Registered Public Accounting Firm


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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Initial Registration Statement of Ameritas Variable Separate Account VA-2 (formerly Ameritas Variable Life Insurance Company Separate Account VA-2) on form N-4 of our report dated March 6, 2007, on the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/S/ Deloitte & Touche LLP

Lincoln, Nebraska
May 1, 2007


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Initial Registration Statement of Ameritas Variable Separate Account VA-2 (formerly Ameritas Variable Life Insurance Company Separate Account VA-2) on form N-4 of our report dated February 22, 2007, on the financial statements of Ameritas Variable Life Insurance Company Separate Account VA-2, appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/S/ Deloitte & Touche LLP

Lincoln, Nebraska
May 1, 2007